UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  May 14, 2008

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On May 14, 2008, the board of directors of TrueBlue, Inc. (the “Company”) approved the appointment of Norman Frey, age 52, as the principal accounting officer of the Company.  Mr. Frey will continue to serve as the Company’s Corporate Controller and will receive no additional compensation for his service as principal accounting officer.

Norman Frey has served as the Vice President and Corporate Controller of the Company since 2006 after serving as Corporate Controller since joining the Company in 2005.  Prior to joining the Company Mr. Frey held various senior financial management positions with Tektronix, Inc. (a public company acquired by Danaher, Inc.), a leading manufacturer of electronic testing and measurement equipment from 1995 to 2005.  Previous to that, Mr. Frey was a Senior Manager with Price Waterhouse LLP and worked from 1985 to 1995 in their Seattle, Berlin, Germany and Portland offices.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: May 20, 2008	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President,
General Counsel and Secretary